UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2011
ING USA Annuity and Life Insurance Company

(Exact name of registrant as specified in its charter)
IOWA
(State of Incorporation)

333-133076, 333-133152, 333-133153,
333-133154, 333-133155, 333-158928
(Commission File Numbers)

#41-0991508
(IRS Employer Identification Number)

1475 Dunwoody Drive, West Chester, PA 19380-1478
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	610-425-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This filing is made in accordance with Item No. 1.02 of Section 1 of Form 8-K: Item 1.02 Termination of Material Definitive Agreement

On September 14, 2011, ING USA Annuity and Life Insurance Company (the "Company") and
Lion Connecticut Holdings, Inc. ("Lion"), the Company's immediate parent, terminated an extendable funding agreement that the Company previously issued to Lion on August 10, 2007 with a single deposit in the amount of $500 million and an interest crediting rate equal to the three-month London Interbank Offered Rate plus 0.05%, reset quarterly (the "Funding
Agreement"). Under the terms of the Funding Agreement, the Company was obligated to pay
Lion interest quarterly at the credited interest rate until maturity, at which time the Company would repay to Lion the single deposit amount plus any accrued and unpaid interest.

To fund the purchase of the Funding Agreement on August 10, 2007, Lion issued a promissory note to its indirect parent company, ING Verzekeringen N.V. ("ING V") (the "Lion Note") which was guaranteed by Lion's immediate parent company, ING America Insurance Holdings, Inc.
("ING AIH") (the "ING AIH Guarantee"). The Lion Note and ING AIH Guaranty have not been terminated and remain in effect. The Lion Note matures on August 10, 2012. The Company,
Lion, ING AIH and ING V are wholly-owned subsidiaries of ING Groep N.V.

In consideration of the early termination of the Funding Agreement, (i) the Company paid to Lion a $500 million return of principal plus accrued interest of $157,879.17 and, (ii) Lion agreed to pay a make-whole amount based on arms-length pricing at which the Company can issue contracts in the market today on similar terms. Based on current market spreads (i.e., three-month London
Interbank Offered Rate plus 0.75%), the make-whole amount was $3,209,350.72 which Lion paid to the Company simultaneously with the Company’s return of principal and accrued interest on the Funding Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 19th day of September, 2011 on its behalf by the undersigned hereunto duly authorized.

ING USA Annuity and Life Insurance Company
(Registrant)

/s/Megan Huddleston
Megan Huddleston
Assistant Secretary